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Exhibit 99.1

                             TERMINATION AGREEMENT

     Mortgage Source, Inc., a Nevada corporation ("MS"), Melissa del Gaudio ("del Gaudio") and David Creed ("Creed"), jointly and each individually, on the one hand, and Vestin Group, Inc., a Delaware corporation ("Vestin"), on the other hand, hereby enter into this agreement (the "Agreement"), effective January 10, 2001, to terminate that certain Agreement and Plan of Reorganization ("Merger Agreement") entered into between MS, del Gaudio and Vestin on August 31, 2000 and to settle certain claims between the parties hereto. This Agreement shall also terminate the employment agreements between Vestin and del Gaudio (the "del Gaudio Employment Agreement") and Vestin and Creed (the "Creed Employment Agreement"), along with all agreements, express or implied, entered into in conjunction with the Merger Agreement and/or the employment agreements.

                                  WITNESSETH:

     WHEREAS, the parties have agreed to terminate the Merger Agreement, the del Gaudio Employment Agreement and Creed Employment Agreement upon the terms set forth in this Agreement; and

     WHEREAS, as consideration for the termination of the Merger Agreement the del Gaudio Employment Agreement and the Creed Employment Agreement, Vestin shall pay the sum of $175,000 in accordance with the terms and conditions of this Agreement and shall transfer and relinquish to MS all of its rights to any and all ownership of MS stock and MS, del Gaudio and Creed shall transfer and relinquish to Vestin all of its rights to any and all ownership of Vestin Stock, as defined below, and MS, del Gaudio and Creed shall assume all liabilities of MS and shall indemnify, defend and hold Vestin harmless as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the parties intending to be legally bound, hereby agree as follows:

     Vestin:

     1. Shall pay collectively the sum of $175,000 to MS, del Gaudio and Creed (which $175,000 shall be allocated among such parties as instructed by MS, del Gaudio and Creed), with the first payments of $100,000 to be made upon execution of this Agreement by all parties, and the second and final payment of $75,000 to be made on or before Friday, January 19, 2001;

     2. Shall cooperate and assist MS for no more than 60 days with the licensing of MS as an Arizona Mortgage Banker, while permitting MS to continue its affiliation with DM Mortgage Advisors, Inc. ("DM") in order for MS to make and close single family residential loans in Arizona, all of which loans must be approved in writing by Carolyn Goldman at DM, which approval shall not be unreasonably withheld. All such loans shall be deemed approved if not rejected by Goldman within two (2) business days of the actual receipt by Goldman of the complete loan package and the approval request. However, in no circumstances shall MS be permitted to use the license of DM to engage in broker/dealer agreements for the wholesaling of





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loans except for agreements necessary to close and sell loans currently in process; provided, however that no such agreements (a) may contemplate or include a repurchase obligation on the part of DM and (b) be entered into without the prior consent of Vestin, which consent shall not be unreasonably withheld. This Agreement is not contingent upon the success or failure of MS's mortgage lending activities or attempts to license in Arizona;

     3. And its principals, officers, directors, employees, agents, affiliates, successors and assigns hereby release and discharge MS, Creed and Del Gaudio, their shareholders, principals, officers, directors, employees, agents, affiliates, successors and assigns from all claims, actions, obligations and liabilities whatsoever, known or unknown, whether at law or in equity, that may be raised by Vestin, its agents or affiliates against MS, Creed or del Gaudio. This release shall not affect the indemnity, hold harmless and other obligations of MS, Creed or del Gaudio contained in this Agreement;

     4. Hereby relinquishes, transfers and releases all right, title and interest in and to any and all shares, as well as any rights to purchase or receive shares, of MS stock, and Vestin agrees to execute any and all further documentation, if any, necessary to effectuate the return, relinquishment and/or transfer of ownership of such shares or rights back to MS, del Gaudio and/or Creed. Vestin hereby warrants and represents that no ownership or rights whatsoever in and to MS shares have been sold, assigned or transferred in any manner whatsoever by Vestin or anyone on its behalf. Vestin further warrants that after the execution of this Agreement Vestin shall have no ownership interest in MS. Ms, del Gaudio and/or Creed make no warranty or representation as to the value of MS's shares of stock, and are under no obligation to discover or disclose any facts or information, material or otherwise, that may now or in the future influence the value of MS's shares MS, del Gaudio and Creed understand and acknowledge that by virtue of this Section 4 they are obligated to pay all outstanding liabilities and claims of MS, including but not limited to payroll obligations;

     5. Shall discontinue using MS's and any of its affiliates' names in any manner in connection with the business operations of Vestin, and immediately terminate all agreements wherein MS or its principals, agents and/or affiliates are a guarantor, obligor, co-signor or co-obligor;

     6. Shall cooperate with all reasonable requests, in good faith and as necessary to carry out and give effect to this Agreement, including without limitation, by taking any further action and executing any further documentation.

     7. Agrees not to solicit any current employees of MS for a period of one year from the date this Agreement is executed.

     Agrees, within seven (7) days of the execution of this Agreement to return all books and records of MS in its possession and to return all equipment or other assets of MS in Vestin's possession.

    MS, del Gaudio and agreed, jointly and severally:

     1. Hereby relinquishes, transfers and releases all right, title and interest in and to any and all shares, as well as any rights to purchase or receive shares, of Vestin stock, whether

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preferred or common stock (the "Westin Stock") and MS, del Gaudio and Creed agree to execute any and all further documentation, if any, necessary to effectuate the return, relinquishment and/or transfer of ownership of such shares or rights back to Vestin. NIS, Creed and del Gaudio hereby warrant and represent that no ownership or rights whatsoever in and to Vestin. Stock have been sold, assigned or transferred in any manner whatsoever by MS, del Gaudio or Creed or anyone on their behalf. MS, del Gaudio and Creed further warrant that after the execution of this Agreement neither MS, del Gaudio, Creed nor their affiliates or assigns shall have any ownership in Vestin, Vestin makes no warranty or representation as to the value of Vestin Stock, and are under no obligation to discover or disclose any facts or information, material or otherwise, that may now or in the future influence the value of Vestin Stock;

     2. Hereby agree to pay to Vestin and/or DM, at Vestin's direction all costs, fees and expenses incurred as a result of the cooperation efforts required of DM pursuant to this Agreement, including but not limited to the cost of all employees of DM (other than Carolyn Goldman) which costs shall include but not be limited to salaries, commissions, withholding obligations, insurance, benefits, and governmental obligations such as workmens compensation and taxes. Vestin represents it will not hire additional employees for DM other than those retained with the consent of Creed or those which are compensated directly by Vestin or DM.

     3. And their shareholders, principals, officers, directors, employees, agents, affiliates, successors and assigns hereby release and discharge Vestin, its subsidiaries, shareholders, principals, officers, directors, employees, agents, affiliates, successors, assigns and attorneys (collectively, the "Westin Group") from all claims, actions, obligations and liabilities whatsoever, known or unknown, whether at law or in equity, that may be raised by MS, del Gaudio and/or Creed, its employees, shareholders, principals, officers, directors, agents, affiliates, successors and assigns against the Vestin Group;

     4. Hereby agree to forever indemnify, defend and hold harmless all of the Vestin Group, and to pay (i) all costs, fees and expenses as set forth in
Section 2 of MS, del Gaudio and Creed's obligations related to DM as set forth in this Agreement, (ii) all costs, fees and expenses from any and all agreements, guaranties executed by Vestin, claims, lawsuits, actions, damages, formal or informal proceedings (whether in a Court of law, before an administrative agency or otherwise) arising at any time against any of the Vestin Group as a result of any and all operations and activities of Mortgage Source, del Gaudio and/or Creed (including any repurchase obligations) and further (iii) MS, del Gaudio and Creed, jointly and severally agree to pay all costs, fees and expenses including legal fees and costs, and assume all liability for defending and paying any damages, charges and fees whatsoever arising in any and all pending or future lawsuits or claims of any nature against MS, Creed and/or del Gaudio, its shareholders, officers, directors, agents, principals, successors and/or assigns including without limitation, the Samuel Wright lawsuit, the Wells Fargo lawsuit and the Kelly L. Martin lawsuit in Utah.

     5. Except as set forth herein with respect to DM, MS, del Gaudio and Creed shall discontinue using Vestin's and any of its subsidiaries or affiliates' names in any manner in connection with the business operations of NIS and to immediately terminate all agreements wherein Vestin, its principals, agents and/or affiliates are a guarantor, obligor, co-signor or co-obligor (and MS, del Gaudio and Creed represent and warrant that no party or person has made any demand of any kind on any such guaranty or obligation of Vestin); and,
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     6.   Shall hereafter cooperate with all reasonable requests in good faith and as necessary to carry out and give effect to this Agreement, including without limitation, by taking any further action and executing any further documentation.

     7. Agrees not to solicit any current employees of Vestin or its subsidiaries or affiliates for a period of one year from the date this Agreement is executed.

     8. Agrees, within seven (7) days of the execution of this Agreement to return all books and records of Vestin and its subsidiaries and affiliates in their possession and to return all equipment or other assets of Vestin, its subsidiaries and affiliates in their possession.

     The parties agree that effective upon execution of this Agreement the Merger Agreement, the del Gaudio Employment Agreement and the Creed Employment Agreement are terminated, null and void and of no further force and effect.

     This Agreement has been made and entered into for good and valuable consideration, and has been reviewed by the parties respective counsel, Paul Connaghan on behalf of Vestin and John Erickson on behalf of MS, Creed and del Gaudio.

     This is the only agreement between the parties, and no further writings or statements of any of the parties, their agents, representatives or attorneys shall be looked to in order to determine the parties' intentions.

     This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of the parties hereto.

     The laws of Nevada shall govern this Agreement, with any dispute to be resolved in Clark County State District Court, Clark County, Nevada, with the prevailing party being entitled to an award of legal fees and costs of suit.
The parties agree that in the event of a default of any term or provision of this Agreement by any party, the non-defaulting party shall give written notice specifying such default to the defaulting party. Thereafter the defaulting party shall have five (5) days after receipt of such written notice (the "Cure Period") to cure such default, or a reasonable time thereafter if the default cannot be cured within such five (5) day period. No suit may be brought by any party unless the defaulting party fails to cure the default during the Cure Period.
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     This Agreement may be executed and delivered in duplicate counterparts and by fax, and is hereby made and delivered this 10th day of January, 2001.

MORTGAGE SOURCE, INC.                        VESTIN GROUP, INC.

---------------------------------            ---------------------------------
By: Melissa del Gaudio, President            By: Lance Bradford, CFO


---------------------------------
By: David Creed, Manager


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By: David Creed, Personally and
  Individually


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Melissa del Gaudio, Personally and
  Individually